UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               -------------------

                                 Date of Report
                        (Date of earliest event reported)
                                  June 28, 2005

                            NTN Communications, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    001-11460                 31-1103425
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
    of Incorporation or                                      Identification No.)
       Organization)

         5966 La Place Court
         Carlsbad, California                                     92008
(Address of Principal Executive Offices)                        (Zip Code)

                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)

                               -------------------

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Item 1.01 Entry into a Material Definitive Agreement.

     On June 28, 2005, NTN entered into a written employment agreement with its Chief Executive Officer, Stanley B. Kinsey, effective July 1, 2005, extending the term of Mr. Kinsey's employment through February 28, 2006. As provided by the employment agreement, Mr. Kinsey shall be paid a salary of $394,000 per annum through February 28, 2006 and shall be eligible to participate in the Company executive bonus program. The Company also granted Mr. Kinsey options to purchase 250,000 shares of common stock at $1.88 per share pursuant to the NTN Communications, Inc. 2004 Performance Incentive Plan. The options shall vest as to 1/12 of the total shares as of the last day of each calendar month commencing July 2005.

     In the event of a change of control, any unvested options shall immediately vest. In addition, in the event of a change of control, both the Company and Mr. Kinsey shall be entitled to terminate the agreement, which will result in the payment to Mr. Kinsey equal to one year's additional compensation. For purposes of the agreement change in control includes acquisition of more than 50% of the outstanding securities by a group, a change of more than half of the current Board of Directors, shareholder approval of a merger or dissolution or removal of Mr. Kinsey as Chairman of the Board of Directors.

     In addition, upon termination of the agreement by the Company without cause or for disability or upon any attempt by the Board of Directors to change Mr. Kinsey's duties or reassume any duties or responsibilities given to him, Mr. Kinsey shall be entitled to the greater of one year's additional compensation or the compensation that was to accrue during the balance of the term of employment.

     Mr. Kinsey and the Company will attempt to negotiate an extension of the agreement by January 1, 2006. If no agreement has been reached by that time, Mr. Kinsey may request that the Company extend the agreement by one year under the existing terms, along with a 3% compensation increase. If, by February 28, 2006, the Company has not presented a renewal offer comparable to the current contract, Mr. Kinsey may be released from the agreement and will be entitled to one year's compensation.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NTN COMMUNICATIONS, INC.

                                            By:     /s/ Andy Wrobel
                                               ----------------------------
                                                        Andy Wrobel
                                                   Chief Financial Officer

Date:  July 5, 2005